EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-147458) of Wireless Ronin Technologies, Inc. of our report dated March 26, 2009, relating to the financial statements of the Wireless Ronin Technologies, Inc. 2007 Associate Stock Purchase Plan, which appears in this Form 11-K for the year ended December 31, 2008.
/s/ VIRCHOW, KRAUSE & COMPANY, LLP
Minneapolis, Minnesota
March 26, 2009